EXHIBIT 99.3


MBNA MASTER CREDIT CARD TRUST 1992-2

KEY PERFORMANCE FACTORS
September, 1996

Scheduled Maturity                                                  2/16/98


Coupon                                                                6.20%


Excess Protection Level
   3 Month Average  	5.68%
      September, 1996  	5.50%
      August, 1996  	6.22%
      July, 1996  	5.31%


Cash Yield                                              	18.45%


Investor Charge Offs                                    	4.25%


Base Rate                                               	8.70%


Over 35 Day Delinquency                                 	4.69%


Seller's Interest                                       	23.38%


Total Payment Rate                                      	10.55%


Total Principal Balance                                $	8,569,976,593.09


Investor Participation Amount                          $	500,000,000.00


Seller Participation Amount                            $	2,003,309,926.38